CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement of Rare Medium Group, Inc. (the "Company") on Form S-8 of our report, which includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Company's ability to continue as a going concern, dated March 20, 1998, relating to the consolidated financial statements of the Company as of December 31, 1997 and for the years ended December 31, 1997 and 1996, which appears in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1998. We also consent to the incorporation by reference of our report, dated March 20, 1998, relating to the financial statements of Engelhard/ICC as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which also appears in such Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 23, 1999